UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 13, 2004

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     1-13290                  95-4479735
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(State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)


     11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   (310) 479-5200
                                                     --------------------------


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

                           Index of Exhibits on Page 4

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2004, The Sports Club Company, Inc. (the "Company") completed a $2,000,000 private placement of a newly created series of preferred stock. D. Michael Talla, Rex A. Licklider, and affiliates of Kayne Anderson Capital Advisors, three of the Company's existing stockholders, purchased the entire offering. Additionally, Rex A. Licklider serves as the Company's Chief Executive Officer and each of the purchasers is a member of, or is represented by a member on, the Company's Board of Directors.

The proceeds of the offering were used to assist the Company in making its current $5.6 million interest payment on its Senior Secured Notes.

The private placement involved the issuance and sale of 20,000 shares of $0.01 par value Series E Preferred Stock (the "Series E Preferred") at a price of $100 per share. The Series E Preferred provides for the payment of dividends at the annual rate of $11.375 per share. Dividends are cumulative, do not accrue interest and, at the Company's option, may be paid in additional shares of Series E Preferred. The Series E Preferred is not convertible into shares of the Company's Common Stock and, except as required by law, does not entitle the holder(s) to vote on matters brought before the Company's stockholders. At any time after May 31, 2006, (i) the Company may, when it is legally able to do so, redeem all or part of the Series E Preferred for cash at the redemption price of $100.00 per share, together with all accrued but unpaid dividends (the
"Redemption Price") or (ii) the holders of at least 50% of the Series E Preferred may demand that the Company, provided that it is legally able to do so, redeem all the shares of the Series E Preferred by paying the Redemption Price in cash to each holder of the Series E Preferred.

For more detailed information regarding the terms and conditions of the Series E Preferred transaction, reference is made to the Certificate of Designation of Series E Preferred Stock of The Sports Club Company, Inc. and the Series E Preferred Stock Purchase Agreement, copies of which are filed as Exhibits 3.1 and 4.1, respectively, and are incorporated herein by reference.


Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2004, the American Stock Exchange (the "Exchange") informed the Company that it is not in compliance with certain of the Exchange's continued listing standards as set forth in the Exchange's Company Guide. Specifically, the Exchange noted that the Company's stockholders' equity is less than $2 million, and the Company has reported net losses in two of its most recent fiscal years, in violation of Section 1003(a)(i); the Company's stockholders' equity is less than $4 million, and the Company has sustained losses in three of its four most

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

recent fiscal years, in violation of Section 1003(a)(ii); and the Company has sustained losses which are so substantial in relation to the Company's overall operations or its existing financial resources, or the Company's financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, whether the Company will be able to continue operations or meet its obligations as they mature, in violation of Section 1003(a)(iv). In order to maintain listing of the Company's Common Stock, $0.01 par value (the "Common Stock"), on the Exchange, the Company must submit a plan by October 14, 2004, advising the Exchange of action the Company has taken, or will take, that would bring it into compliance with the applicable listing standards. If the Exchange accepts the plan, the Company may be able to continue listing during the plan period of up to 18 months, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If the Exchange does not accept the Company's plan, or, even if accepted, the Company is not in compliance with the continued listing standards at the end of the 18-month period or does not make progress consistent with the plan during such period, the Exchange may initiate delisting proceedings with respect to the Common Stock.

The Company is currently analyzing specific actions which it may take in response to the Exchange's notice and intends to submit a plan that it believes will be acceptable to the Exchange.

The Company's Common Stock continues to trade on the Exchange.


Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the Company's issuance of 20,000 shares of the Series E Preferred, which disclosure is incorporated herein by this reference.

The issuance of the Series E Preferred was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, and was made without general solicitation or advertising. Each purchaser of the Series E Preferred represented to the Company that the purchaser was an "accredited investor" within the meaning of Rule 501(a) of the Securities Act; that such purchaser was receiving the shares of the Series E Preferred for investment and not in connection with the resale or distribution thereof; and that such purchaser had access to all relevant information necessary to evaluate the investment.

Item 3.03 Material Modification to Rights of Securities Holders

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the Company's issuance of 20,000 shares of the Series E Preferred, which disclosure is incorporated herein by this reference.

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

The Series E Preferred shall, with respect to dividend rights, rank senior to all series and classes of the Company's Common Stock, to the Series B
Convertible Preferred Stock of the Company (the "Series B Preferred"), the Series C Convertible Preferred Stock of the Company (the "Series C Preferred"), and the Series D Convertible Preferred Stock of the Company (the "Series D Preferred"). Further, in the event of any liquidation, winding up or dissolution of the Company, the holders of the Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of the Series B Preferred, Series C Preferred, Series D Preferred or Common Stock, an amount equal to $100.00 for each outstanding share of Series E Preferred, plus all accrued or declared but unpaid dividends on such securities.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
     Year

Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K with respect to the Company's issuance of 20,000 shares of the Series E Preferred, which disclosure is incorporated herein by this reference.

In connection with the consummation of the offering of the Series E Preferred, the Company filed a Certificate of Designation of Series E Preferred Stock of The Sports Club Company, Inc. with the Delaware Secretary of State, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference. The Certificate of Designation sets forth the rights, powers, preferences, qualifications, limitations and restrictions of the Series E Preferred and amends the Company's Restated Certificate of Incorporation.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (a) Financial statements of business acquired.

         None

     (b) Pro forma financial information.

         None

     (c) Exhibits

         3.1 Certificate of Designation of Series E Preferred Stock of The Sports Club Company, Inc.

         4.1 Series E Preferred Stock Purchase Agreement


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                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 17, 2004                       THE SPORTS CLUB COMPANY, INC.


                                          By:      /s/ Timothy M. O'Brien
                                                   -----------------------------
                                                       Timothy M. O'Brien
                                                       Chief Financial Officer



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                                                                    Exhibit 3.1

                           CERTIFICATE OF DESIGNATION

                                       OF
                            SERIES E PREFERRED STOCK

                                       OF

                          THE SPORTS CLUB COMPANY, INC.



                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     THE SPORTS CLUB COMPANY, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies that pursuant to the provisions of Sections 141 and 151 of the GCL, the Board of Directors of the Corporation (the "Board"), at a duly noticed meeting thereof held on September 8, 2004, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

     WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix and amend by resolution or resolutions the designation of each series of Preferred Stock (the "Preferred Stock"), and the rights, powers, preferences, qualifications, limitations and restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board under the GCL; and

     WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:

     1. Designation, Number of Shares, Par Value and Ranking. The shares of the series of Preferred Stock authorized by this resolution shall be designated as "Series E Preferred Stock" ("Series E Preferred"). The number of shares initially constituting the Series E Preferred shall be 50,000, $0.01 par value per share. The Series E Preferred shall, with respect to dividend rights and rights on liquidation, winding up, and dissolution, rank senior to all series and classes of the common stock of the Corporation (the "Common Stock"), to the Series B Convertible Preferred Stock of the Corporation ("Series B Preferred"), to the Series C

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

Convertible Preferred Stock of the Corporation ("Series C Preferred"), and to the Series D Convertible Preferred Stock of the Corporation ("Series D Preferred"). Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock (including the Series E Preferred, subject to compliance with Section 6 hereof). Subject to compliance with applicable Protective Provisions, and subject to the consent of the holders of 85% of the then outstanding Series E Preferred, the Board is also authorized to increase or decrease the number of shares of Series E Preferred, but not below the number of shares of such series then outstanding. In case the number of shares of Series E Preferred shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2. Dividend Rights.

        (a) Subject to the rights of holders of all classes of stock (issued in compliance with Section 6 hereof, if applicable) at the time outstanding having prior rights as to dividends, the holders of the Series E Preferred shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, dividends at an annual rate (the
"Dividend Rate") of $11.375 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable quarterly in arrears on each March 31, June 30, September 30 and December 31, as declared by the Board. Dividends on the Series E Preferred, whether or not declared, shall be cumulative but shall not accrue interest. The Corporation shall not pay any dividend to the holders of the Common Stock, the Series B Preferred, the Series C Preferred or the Series D Preferred during any fiscal year of the Corporation until it has paid all cumulative but unpaid dividends at the Dividend Rate to the holders of the Series E Preferred for such fiscal year and any prior years.

        (b) At the option of the Corporation, dividends may be paid in shares of Series E Preferred. If the Corporation pays a dividend in shares of Series E Preferred, the number of such shares to be issued to each holder of Series E Preferred shall equal the dollar amount of the cash dividend that would be otherwise payable in accordance with Section 2(a), divided by the Original Series E Issue Price (as defined below). No fractional shares shall be issued, and the Corporation may round the number of shares of Common Stock payable in lieu of a cash dividend down to the nearest whole share.

     3. Liquidation Preference.

        (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of the holders of any other

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

series of Preferred Stock that may exist or may from time to time come into existence, the holders of Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred, Series C Preferred, Series D Preferred or Common Stock by reason of their ownership thereof, an amount equal to $100.00 for each outstanding share of Series E Preferred (the "Original Series E Issue Price"), plus all accrued or declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds distributed among the holders of the Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of holders of any other series of Preferred Stock that may exist or may from time to time come into existence (in compliance with Section 6, if applicable), the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred in proportion to the amount of such stock owned by each such holder.

        (b) Upon the completion of the distribution required by Section 3(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may exist or may from time to time exist or come into existence, any remaining assets of the Corporation shall be distributed ratably to the holders of the Common Stock only, and the Series E Preferred shall have no right to participate in any such distribution.

        (c) (i) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger (x) effected exclusively for the purpose of changing the domicile of the Corporation, or (y) between the Corporation and any majority-owned subsidiary which can be merged with or into the Corporation through a statutory short-form merger under applicable corporate law); or (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity.

            (ii) If, upon the consummation of any such transaction, the consideration to be received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be received by the Corporation shall be valued as follows:

                 (A) Securities not subject to investment letter or other similar restrictions on free marketability:

                      (1) If traded on a securities exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three
(3) days prior to the
closing;

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


                      (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

                      (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                 (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

            (iii) In the event the requirements of this Section 3(c) are not complied with, the Corporation shall forthwith either:

                  (A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

                  (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series E Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior tothe date of the first notice referred to in Section 3(c)(iv) hereof.

            (iv) The Corporation shall give each holder of record of Series E Preferred written notice of such impending transaction not later than twenty
(20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     4. Redemption.

        (a) Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time come into existence (in compliance with Section 6

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

hereof, if applicable) and subject to applicable law,the Corporation may, at any time after May 31, 2006, at the option of the Board, redeem in whole or in part the Series E Preferred by paying in cash therefor a sum per share equal to $100.00, together with all accrued but unpaid dividends with respect to such shares to and including the Redemption Date (such total amount is hereafter referred to as the "Redemption Price"). In the event of any redemption of only a part of the then outstanding Series E Preferred, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

        (b) Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time ome into existence (in compliance with Section 6 hereof, if applicable), at any time after May 31, 2006, within sixty (60) days after the receipt by the Corporation of the written request of the holders of not less than fifty percent (50%) of the then outstanding Series E Preferred (the "Redemption Request"), the Corporation shall redeem all of the then outstanding Series E Preferred, by paying in cash therefor a sum per share equal to the Redemption Price. Notwithstanding the foregoing, the Corporation shall not be obligated to redeem any Series E Preferred under this Section 4(b) if (i) at the time it receives the Redemption Request, the Corporation is not then permitted to redeem such securities under applicable law, or (ii) aredemption of the Series E Preferred would, as of the date of receipt by the Corporation of the Redemption Request, result in any breach or termination of, or constitute a material default under, or create any rights of termination, cancellation or acceleration under, any agreement, contract, instrument or certificate evidencing any indebtedness of the Corporation, in either of which events, the Corporation's redemption obligation under this Section 4(b) shall be suspended until such time that the condition(s) set forth in subsections (i) and/or (ii) above, as applicable, no longer exist.

        (c) Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time come into existence (in compliance with Section 6 hereof, if applicable), at least thirty (30) (or in the case of a redemption pursuant to Section 4(b), twenty [20]) but no more than sixty (60) days prior to the date fixed for any redemption of the Series E Preferred (the "Redemption Date"), notice shall be mailed, first class, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series E Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price and the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 4(e) below, on or after the Redemption Date, each holder of Series E Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered

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

certificate  shall  be  canceled.   In  the  event fewer  than all of the shares
represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

        (d) From and after the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holders of such shares as holders of Series E Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time come into existence (in compliance with Section 6 hereof, if applicable), if the funds of the Corporation legally available for redemption of shares of Series E Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series E Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series E Preferred not redeemed shall remain outstanding and entitled to all of the rights and preferences provided herein. Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time come into existence (in compliance with Section 6 hereof, if applicable), at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series E Preferred, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        (e) Subject to the rights of holders of any other series of Preferred Stock which may exist or may from time to time come into existence (in compliance with Section 6 hereof, if applicable), not less than three (3) days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series E Preferred designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price to the holders of the Series E Preferred upon surrender of their certificates. The balance of any monies deposited by the Corporation pursuant to this Section 4(e) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series E Preferred and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

     5. Voting Rights. Except as otherwise required by law, the holders of shares of Series E Preferred shall not be entitled to any voting rights.

     6. Protective Provisions. So long as the number of shares of Series E Preferred which are issued and outstanding constitute at least 15% of the Series E Preferred issued on the

Purchase Date, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 85% of the then outstanding shares of Series E Preferred:

                  (a) alter or change the rights, preferences or privileges of the shares of Series E Preferred so as to materially and adversely affect such shares;

                  (b) authorize, create or issue a senior or pari passu class of Preferred Stock;

                  (c) issue more than 20,000 shares of Series E Preferred, except as dividends on outstanding shares of Series E Preferred as contemplated by Section 2(b) hereof;

                  (d) amend the Corporation's Certificate of Incorporation or Bylaws so as to materially and adversely affect the shares of Series E Preferred; or

                  (e) change the Corporation's principal line of business.

     7. Status of Redeemed Stock. In the event any shares of Series E Preferred shall be redeemed pursuant to Section 4 hereof, the shares so redeemed shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series E Preferred shall not have any preferences or rights other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Corporation's Certificate of Incorporation.

     9. Headings. The headings of the various Sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. Severability of Provisions. If any right, preference or limitation of the Series E Preferred set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation.

     IN WITNESS WHEREOF, The Sports Club Company, Inc. has caused this certificate to be executed by an authorized officer this 9th day of September, 2004.



                                       By:    /s/ Timothy O'Brien
                                           ------------------------------------
                                           Name:    Timothy O'Brien
                                           Title:   Chief Financial Officer
                                           Attest:
                                                  /s/ Lois Barberio
                                                  --------------------------
                                                  Lois Barberio, Secretary

                                                                     Exhibit 4.1


                                    SERIES E

                       PREFERRED STOCK PURCHASE AGREEMENT


     THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of September 13, 2004, by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

                  1.1      Sale and Issuance of Series E Preferred Stock.

                  (a) Designation. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation (the "Certificate of Designation") of Series E Preferred Stock in the form attached hereto as Exhibit A (the "Series E Preferred").

                  (b) Sale. Subject to the terms and conditions of this Agreement, at the Closing, each Investor agrees, severally, to purchase, and the Company agrees to sell and issue to each Investor, that number of shares of the Series E Preferred set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

                  (c) Completion of Sale. Each Investor acknowledges and agrees that such Investor's obligation under this Agreement to purchase the shares of Series E Preferred listed for such Investor on Schedule A is conditioned upon the sale of all of the shares of Series E Preferred listed on Schedule A.

                  1.2 Closing. The purchase and sale of the Series E Preferred shall take place at the offices of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, 1900 Avenue of the Stars, Los Angeles, California 90067 at 11:00 A.M., on September 14, 2004 (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the number of shares of Series E Preferred that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has all corporate power and authority necessary to own its properties and to carry on its business as presented conducted.

                  2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                  (a) Preferred Stock. One Million (1,000,000) shares of Preferred Stock (the "Preferred Stock"), of which Two Hundred Thousand (200,000) shares have been designated Series A Junior Participating Cumulative Preferred Stock, Ten Thousand, Five Hundred (10,500) shares have been designated Series B Convertible Preferred Stock ("Series B Preferred"), Five Thousand (5,000) shares have been designated Series C Convertible Preferred Stock ("Series C Preferred"), One Hundred Thousand (100,000) shares have been designated Series D Convertible Preferred Shares ("Series D Preferred"), and Fifty Thousand (50,000) shares have been designated Series E Preferred, Twenty Thousand (20,000) of which shares are to be sold pursuant to this Agreement. The rights, privileges and preferences of the Series E Preferred will be as stated in the Certificate of Designation.

                  (b) Common Stock. Forty Million (40,000,000) shares of common stock, $0.01 par value ("Common Stock"), of which approximately Eighteen Million Seven Hundred Eighty-Three Thousand Seven Hundred Forty-Four (18,783,744) shares are issued and outstanding as of August 16, 2004.

                  (c) Validity. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                  (d) Rights. Except for the options described below and the conversion privileges of the Series B Preferred, the Series C Preferred and the Series D Preferred, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of Four Million Eight Hundred Thousand (4,800,000) shares of its Common Stock for issuance upon exercise of options granted and to be granted in the future under the Company's several stock option, ownership and purchase plans described in Section 2.2 of Schedule B, and, at August 15, 2004, held Two Million Two Hundred Ninety Thousand Nine Hundred Seventy-Three (2,290,973) shares of Common Stock as Treasury Stock which may be used to fund certain benefit plans, as well as for general corporate purposes. Except for the Investors' Rights Agreement relating to the Series B Preferred, the Investors' Rights Agreement relating to the Series C Preferred and the Investors' Rights Agreement relating to the Series D Preferred, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, granting registration rights, including piggyback rights, to any third party or entity or which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale and issuance of the Series E Preferred being sold hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  2.5 Valid Issuance of Preferred and Common Stock. The Series E Preferred that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  2.6 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened, against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.7 Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its Restated Certificate of Incorporation or Bylaws nor in any material respect of any indenture, note, instrument, judgment, order, writ, decree or contract which the Company knows it is bound by, or to its knowledge, any statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  2.8 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.9 Title to Property and Assets. All real property owned or leased by the Company, either directly or through a subsidiary, joint venture, partnership or other arrangement, is described in Section 2.9 of Schedule B. All of the Company's owned properties and assets are owned free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i) and (ii).

                  2.10 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                  2.11 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series E Preferred as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "'33 Act"), and the qualification or registration requirements of the Act or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

                  2.12 Patents and Trademarks. The Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without, to its knowledge (but without having conducted any special investigation or patent search), any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the

Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

                  2.13     Agreements; Action.

                  (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (individually or in the aggregate, if related), other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the lease of any property or other asset by the Company, other than leases relating to the operation of the Company's health and fitness club business in the ordinary course, or (iii) provisions restricting or affecting the Company's right to develop, own and operate its health and fitness club business.

                  (b) Since January 1, 2004, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of any such assets or rights in the ordinary course of business.

                  (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (d) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                  2.14 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, except as disclosed in the Company's filings with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "'34 Act") prior to the date hereof ("Public Filings"), none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as disclosed in the Public Filings, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.15 Financial Statements. The Company has delivered to each Investor copies of its audited consolidated balance sheets at December 31, 2002 and December 31, 2003, and its audited consolidated statements of operations as of and for the years ended December 31, 2002 and December 31, 2003, together with its unaudited consolidated balance sheet at June 30, 2004 and its unaudited consolidated statements of operation as of and for the six (6) months ended June 30, 2004 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements as of (and for) the six (6) months ended June 30, 2004, may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  2.16 Tax Returns. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. These returns are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date hereof. The Company has not been advised that any of its returns are being audited.

                  2.17 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

                  2.19 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.20 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  2.21 Minute Books. The minute books of the Company (which are available for inspection by any Investor upon reasonable notice) contain a complete summary of all meetings of directors and shareholders of the Company since the time of incorporation and reflect all transactions referred to therein accurately in all material respects.

                  2.22 Disclosure. The Company has in all material respects provided each Investor with all the information reasonably available to the Company without undue expense that such Investor has requested for deciding whether to purchase the Series E Preferred, including without limitation, copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by Form 10KA, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, and June 30, 2004, respectively, as amended by Form 10QA for the quarter ended March 31, 2004 and all of the Company's Current Reports on Form 8-K filed with the Commission including, without limitation, the Form 8K filed with the Commission on June 24, 2004, July 12, 2004, August 17, 2004, August 18, 2004, and August 23, 2004, respectively. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not materially misleading.

         3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

                  3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series E Preferred to be received by such Investor (the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information; Knowledge of Company's Business. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series E Preferred. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series E Preferred and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon. In addition, Investor further represents and warrants that by virtue of its current ownership of the Company's Common Stock, such Investor is familiar with the business, properties, prospects and financial condition of the Company.

                  3.4 Investment Experience. Such Investor is an experienced investor, is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series E Preferred. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series E Preferred.

                  3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the `33 Act, as presently in effect.

                  3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the `33 Act and applicable state securities laws only in certain limited circumstances. In the absence of an effective registration statement covering the Series E Preferred (or the Common Stock issued as dividends thereon) or an available exemption from registration under the `33 Act or such state securities laws, the Series E Preferred (or the Common Stock issued as dividends thereon) must be held indefinitely. In this connection, such Investor represents that it is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the `33 Act.

                  3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, and:

                  (a) There is then in effect a registration statement under the '33 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                  (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the `33 Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances; or

                  (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) to any affiliate of such Investor, (ii) to any other Investor, (iii) by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, (iv) by an Investor that is a limited liability company ("LLC") to a member of such LLC or to a retired member of such LLC who retires after the date hereof, or to the estate of any such member or retired member or the transfer by gift, will or intestate succession of any member to his or her spouse or to the siblings, lineal descendants or ancestor, of such member or his or her spouse, or (v) by an Investor who is an individual or the trustee(s) of an inter-vivos trust, to his or her spouse or to the siblings, lineal descendents or ancestors of such individual or trustee, in each case, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                  (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                  3.9 Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  3.10 Investor Counsel. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

         4. California Commissioner of Corporations.


                  Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Company shall have obtained all necessary consents, approvals or authorizations of any federal, state, local governmental authority, or third party on the part of the Company which is required by law or otherwise to be obtained prior to the Closing, including, but not limited to, the consent of the holders of the Series B Preferred, the Series C Preferred and the Series D Preferred to the issuance and sale of the Series E Preferred.

                  5.3 Compliance Certificate. The Chief Financial Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

                  5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  5.5 Corporate Proceedings. This Agreement, all documents and instruments contemplated by this Agreement, and the issuance of the Series E Preferred pursuant to the terms of this Agreement, shall have been approved by the Board.

                  5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each shall have received all such counterpart original and certified or other copies of such documents as he or it may reasonably request.

                  5.7 Material Adverse Effect. Since June 30, 2004, there shall have been no event or occurrence that would have a material adverse effect on the business, assets or condition of the Company, financially or otherwise.

                  5.8 Filing of Certificate of Designation. The Certificate of Designation in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and deemed effective.

                  5.9 Completion of Sale. Each Investor has concurrently purchased his or its portion of the Series E Preferred as set forth on Schedule A.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  6.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

                  6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         7. Miscellaneous.

                  7.1 Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into in California.

                  7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                  7.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.7 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney's fees (including the fees of in-house counsel), costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least eighty-five percent (85%) of the outstanding shares of the Series E Preferred sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding and each future holder of all such securities and the Company.

                  7.9 Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 7.8 hereof the holders of at least eighty-five percent (85%) of the shares of the Series E Preferred will have the power to diminish or eliminate all rights of such Investor under this Agreement.

                  7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.11 Aggregation of Stock. All shares of the Series E Preferred held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                  7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE SPORTS CLUB COMPANY, INC., a
                                        Delaware corporation


                                        By:      /s/ Timothy O'Brien
                                           -------------------------------------
                                                 Name: Timothy O'Brien
                                                 Title: Chief Financial Officer

                                        Address:    11100 Santa Monica Boulevard
                                                    Suite 300
                                                    Los Angeles, CA 90025


INVESTORS:



         /s/ Rex A. Licklider                     /s/ D. Michael Talla
-------------------------------------     ----------------------------------
REX A. LICKLIDER, trustee of the
Licklider Living Trust dated May 2,        D. MICHAEL TALLA, trustee of the
1986, as Amended and Restated as of        Talla Family Irrevocable Trust
April 26, 1994                             Dated September 28, 1989

Address:  11100 Santa Monica Boulevard     Address: 11100 Santa Monica Boulevard
          Suite 300                        Suite 300
          Los Angeles, CA 90025            Los Angeles, CA 90025


                    [Signatures Continued on Following Page]

ARBCO ASSOCIATES, L.P.

By:      Kayne Anderson Capital Advisors, L.P.

         By:      Kayne Anderson Investment
                    Management, Inc.


         By:               /s/ David Shladovsky
                  ----------------------------------
                  Name:  David Shladovsky
                  Title:  General Counsel

         Address: 1800 Avenue of the Stars, Second Floor
                  Los Angeles, CA  90067




KAYNE ANDERSON NON-TRADITIONAL
  INVESTMENTS, L.P.



By:      Kayne Anderson Capital Advisors, L.P.

         By:      Kayne Anderson Investment
                    Management, Inc.


         By:               /s/ David Shladovsky
                  ----------------------------------
                  Name:  David Shladovsky
                  Title:  General Counsel

         Address: 1800 Avenue of the Stars, Second Floor
                  Los Angeles, CA  90067






                    [Signatures Continued on Following Page]

KAYNE ANDERSON SELECT
  INVESTMENTS A, L.P.

By:      Kayne Anderson Capital Advisors, L.P.

         By:      Kayne Anderson Investment
                    Management, Inc.


         By:               /s/ David Shladovsky
                  -----------------------------------
                  Name:  David Shladovsky
                  Title:  General Counsel

         Address: 1800 Avenue of the Stars, Second Floor
                  Los Angeles, CA  90067





                               [End of Signatures]